SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                               THE NORTH FACE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                                                                          [LOGO]

March 6, 1998

To the valued Stockholders of The North Face, Inc.:

        We invite you to attend the Annual Meeting of Stockholders of The North Face, Inc. to be held on Tuesday, March 31, 1998, at 9:00 a.m. at our principle executive offices located at 2013 Farallon Drive, San Leandro, California 94577.

        The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the proposals to be voted upon by the stockholders at the meeting and information relevant thereto. Each of these items will be discussed at the Annual Meeting with adequate time allotted for stockholder questions.

        You must be listed as a stockholder of record with our transfer agent, American Stock Transfer & Trust Company, in order to attend the Annual Meeting, or you must bring with you to the Annual Meeting a copy of your brokerage or other account statement showing that you were a stockholder on February 20, 1998. Registration for those attending the Annual Meeting in person will begin at 8:30 a.m.

        We highly value your decision to be a stockholder of The North Face, Inc. Your presence at the meeting and vote are extremely important. Please complete, sign and return the enclosed proxy promptly to assure that you are represented at the meeting, whether or not you plan to attend in person.


Sincerely,

LOGO
Marsden S. Cason
Chairman



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 31, 1998



TO THE STOCKHOLDERS OF THE NORTH FACE, INC.:

        The Annual Meeting of Stockholders of The North Face, Inc., a Delaware corporation (the ''Company''), will be held on Tuesday, March 31, 1998, at 9:00 a.m. (local time) at the Company's principal executive offices located at 2013 Farallon Drive, San Leandro, California, 94577 for the following purposes:

        1. To elect two (2) Class II directors of the Company, each to hold office for a three year term.

        2. To amend the Company's 1996 Stock Incentive Plan to increase the number of shares of the Company's Common Stock authorized thereunder by 600,000 shares to 1,283,950 shares.

        3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1998.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on February 20, 1998, are entitled to notice of and to vote at the Annual Meeting.

        Please complete, sign and return the enclosed proxy promptly in the envelope provided, even if you plan to attend the meeting, to assure that your shares are represented. If you were a record holder of stock on February 20, 1998, you may attend the meeting and vote in person whether or not you have previously returned your proxy.

By Order of the Board of Directors

LOGO
Christopher F. Crawford
Secretary

San Leandro, California
March 6, 1998





THE NORTH FACE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING


General

        The Board of Directors of The North Face, Inc. (the ''Company'') is soliciting the enclosed proxy for the Annual Meeting of Stockholders to be held on Tuesday, March 31, 1998, at 9:00 a.m. (local time) or at any postponement or continuation of the meeting (the ''Annual Meeting''), for the purposes set forth in these proxy materials. The Annual Meeting will be held at the Company's principal executive offices located at 2013 Farallon Drive, San Leandro, California 94577. The Company is first mailing this Proxy Statement and Proxy to the stockholders on or about March 6, 1998.

        The Company will pay the expenses of soliciting the proxies for the Annual Meeting, including preparation and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders (sometimes referred to herein as the ''Proxy Materials''). The Company will furnish copies of these Proxy Materials to brokers and others known to the Company to hold stock of record for the beneficial owners, so that these brokers and other holders may forward the Proxy Materials to the beneficial owners. The Company may reimburse those record holders for their costs of forwarding the Proxy Materials. The Company's directors, officers or other regular employees may also solicit proxies by telephone, fax or in person. The Company will not pay any additional compensation to directors, officers or other regular employees for their assistance in soliciting proxies.

Record Date and Quorum

        Only stockholders of record at the close of business on February 20, 1998 (the ''Record Date''), are entitled to notice of the Annual Meeting and to vote shares of the Company's Common Stock on said date at the Annual Meeting. Each share of Common Stock outstanding on said date entitles the requisite stockholder to one vote per proposal at the Annual Meeting. On the Record Date, there were approximately 91 stockholders of record and a total of 11,543,759 shares of the Company's Common Stock outstanding. The Company's Common Stock is the only class of voting stock currently outstanding.

        It is necessary to establish a quorum of the outstanding shares of the Company's Common Stock prior to the start of the Annual Meeting. According to the Company's Restated Certificate of Incorporation, a quorum is present if not less than one third of the shares of Common Stock outstanding on the Record Date are present at the Annual Meeting in person or by proxy. Affirmative and negative votes, abstentions and broker non-votes will be considered as present for purposes of determining a quorum and will be separately counted.


Voting of Shares

        Votes by proxy or in person at the Annual Meeting will be tabulated by the inspector of election who will be appointed to such position by the Board of Directors of the Company for purposes of the Annual Meeting. Each proxy card will be voted in accordance with the instructions of the stockholder indicated on the card, assuming the card is properly signed, returned to the Company and not revoked. Unless contrary instructions are stated on the proxy card itself, the number of votes represented by any given proxy card will be considered votes ''FOR'' each of the three proposals presented for stockholder vote by the Company's Board of Directors at the Annual Meeting. Similarly, the Company's Board of Directors may also consider an unmarked proxy card an endorsement of any other matter that may properly be voted on at the meeting, as recommended by the Company's Board of Directors or in their discretion if no Board recommendation is given.

        With specific regard to Proposal One-Election of Directors, the two director nominees receiving the greatest number of votes cast in the election of directors will be elected. A properly executed proxy card which is marked ''withhold authority'' as to one or more director nominees will not be voted for the nominees so marked. Each other proposal to be voted on at the meeting will be approved if holders of a majority of the shares represented in person or by proxy vote in favor of the matter. On matters for which abstentions may be marked, abstentions will have the same effect as negative votes.

        A broker non-vote occurs where a broker holding stock in ''street name'' for a beneficial owner returns a proxy and votes on one or more (usually routine) matters but refrains from voting on other matters. The Company does not intend to consider broker non-votes in determining the number of votes cast on any matter.


Revocation of Proxies

        Any person giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


PROPOSAL ONE-ELECTION OF DIRECTORS

        Five individuals currently serve on the Company's Board of Directors, which is divided into three classes, serving staggered terms of office. At the Annual Meeting, two Class II directors will be elected to serve three year terms. The terms of office of both of the current Class II directors expire at the Annual Meeting.

        The Board of Directors has nominated James Fifield and William N. Simon to serve as Class II directors of the Company. Messrs. Fifield and Simon are incumbent Class II directors first elected to serve on the Board in September 1996 and June 1995, respectively.

        Following the Annual Meeting, the Board of Directors will consist of two Class I directors whose terms expire at the annual meeting in 2000, two Class II directors whose terms expire at the annual meeting in 2001, and one Class III director whose term expires at the annual meeting in 1999. All directors hold office until their successors have been elected and qualified, or until their earlier death, resignation or removal from office. The Company's Amended and Restated Certificate of Incorporation provides that each class of directors elected at an annual stockholders meeting will be elected to serve a three year term.

        Each person named below as a nominee for election has consented to serve if elected. If any nominee unexpectedly becomes unavailable to serve, the proxy holders will vote their proxies for a substitute nominee designated by the Board of Directors.


Nominees for Election as Class II Directors-Terms Will Expire at the 2001 Annual Meeting

JAMES FIFIELD Director since September 1996

        Mr. Fifield, 55, is the President and Chief Executive Officer of EMI Music, a wholly-owned subsidiary of the EMI Group. Mr. Fifield joined EMI Music in May 1988 as President and Chief Operating Officer and was appointed President and Chief Executive Officer in April 1989. Before joining EMI Music, Mr. Fifield served for three years as the President and Chief Executive Officer of CBS/Fox Video and held a number of executive positions with General Mills during a career spanning 20 years.


WILLIAM N. SIMON Director since June 1995

        Mr. Simon, 50, has been Chief Executive Officer of the Company since February 1997, and President of the Company since December 1995. From May 1988 through June 1994, Mr. Simon served as the Chairman of the Board of the Company's predecessor and was Vice Chairman of the Company from June 1994 to December 1995. From November 1978 through June 1994, Mr. Simon was Chairman and Chief Executive Officer of Odyssey Worldwide Holdings B.V. (''Odyssey''), a designer and manufacturer of high-end sports and outdoor apparel, and an executive officer and director of several other Odyssey affiliates. Mr. Simon has been involved in the design, manufacturing and sales of outdoor clothing and equipment for over 27 years. In January 1993, Odyssey and certain holding companies affiliated with Odyssey filed for protection in the United States under Chapter 11 of the U.S. Bankruptcy Code. In September 1994, Mr. Simon filed a petition under Chapter 7 of the U.S. Bankruptcy Code and in January 1995 was granted a discharge by the bankruptcy court and the proceeding was dismissed. Mr. Simon personally had guaranteed substantially all of the indebtedness of Odyssey and its affiliated companies and his bankruptcy filing was made in order to terminate his personal liability for these corporate obligations.


Class I Directors Continuing in Office-Terms Expire at the 2000 Annual Meeting

ROBERT P. BUNJE Director since May 1997

        Mr. Bunje, 53, has been the President of Bunje Pacific Consulting Corporation since April 1994. From 1977 through March 1994, he was a partner at Deloitte & Touche LLP and its predecessor Touche Ross & Co., and served as Managing Director of International Merger and Acquisition Services from 1984 to 1994. In his capacity as partner at Deloitte & Touche, Mr. Bunje assisted clients in the evaluation, structuring and negotiation of international mergers, acquisitions, and reorganizations. In addition, Mr. Bunje continues to assist a number of organizations in strategic and financial planning. Mr. Bunje's clients have included Nippon Electric Glass Co. Ltd., Sumitomo Bank Ltd., Techneglas, Inc., The Kimpton Hotel & Restaurant Group, Inc. and The Gap Stores, Inc. Mr. Bunje also serves as a director and chairman of the compensation committee of Techneglas and is chairman of the Board of Regents of Santa Clara University.


MICHAEL DOYLE Director since September 1996

        Mr. Doyle, 55, is Chairman of the Board of The Soft Bicycle Company and has been the President of Michael Doyle and Associates since September 1987. He has been an advisor to boards of directors and senior management in the areas of strategic planning, visioning and organizational renewal and transformation for over 25 years. Mr. Doyle's clients have included Arthur Andersen, Builders Square, DuPont, General Electric, Hambrecht & Quist, Lucasfilm and Motorola.


Class III Director Continuing in Office-Term Expires at the 1999 Annual Meeting

MARSDEN S. CASON Director since June 1994

        Mr. Cason, 55, has served as the Company's Chairman since February 1997, and served as Chief Executive Officer of the Company from June 1994 to February 1997. Mr. Cason joined the Company's predecessor in January 1993 as President and director and served as a director and executive officer of several affiliates of the predecessor. Prior to joining the Company's predecessor, from May 1991 through January 1993, Mr. Cason was the Chief Executive Officer of Carol Management Company and Doral Resort Hotels, an owner and manager of condominiums, hotels and conference centers. Prior to May 1991, Mr. Cason was involved in various business ventures as a chief executive officer.


Board Committees and Meetings

        The Board of Directors held five meetings during its fiscal year ended December 31, 1997. The Board established an Audit Committee and a Compensation Committee in 1996. It has no nominating committee. The Audit Committee consists of two nonemployee directors, Messrs. Bunje (Chairman) and Doyle, and met two times during fiscal 1997. This committee approves the engagement of the independent auditors; meets with the Company's independent auditors and management to review and discuss the draft annual financial statements;
reviews the auditors' comments to management on internal accounting controls and other matters which the auditors may include in their report to management; and undertakes related functions.

        The Compensation Committee consists of three nonemployee directors, Messrs. Doyle (Chairman), Bunje and Fifield. This committee met two times during fiscal 1997. This committee makes recommendations to the Board of Directors concerning executive cash and noncash compensation and compensation performance standards, makes awards under and otherwise administers the Company's stock incentive plans to the extent not undertaken by the full Board of Directors, and otherwise performs such other functions regarding compensation as may be delegated by the Board of Directors.

        No director attended, during the period he was a director, fewer than 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served.


Compensation of Directors

        Each member of the Company's Board of Directors is reimbursed by the Company for out-of-pocket expenses incurred in connection with attending Board meetings. No member of the Company's Board of Directors currently receives any additional cash compensation for such service.

        For providing the Company with strategic-planning consulting services, Mr. Doyle was paid a fee of $100,000 in fiscal 1997.

        The Company's 1996 Stock Option Plan for Non-Employee Directors (the ''Directors' Plan'') was adopted by the Board of Directors and stockholders in May 1996 and June 1996, respectively. A total of 100,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. The Directors' Plan initially provided for the formula grant of nonqualified stock options to purchase 25,000 shares to each non-employee director of the Company initially elected to the Board after the effective date of the Directors' Plan. The Directors' Plan provides that, in lieu of the formula grants, awards may be made under the Directors' Plan on a discretionary basis to non-employee directors of the Company. During 1997, options to purchase 25,000 shares and 10,000 shares were granted to Messrs. Bunje and Doyle under the Directors' Plan at exercise prices of $14.38 and $22.25, respectively.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.


PROPOSAL TWO-AMENDMENT TO THE COMPANY'S 1996 STOCK
INCENTIVE PLAN

        At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1996 Stock Incentive Plan (the ''Plan'') to increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares to a total of 1,283,950 shares. The Company's Board of Directors believes that the amendment of the Plan is critical to the Company's continued ability to hire and retain talented employees. The Company has historically included equity incentives as a significant component of compensation for a broad range of the Company's employees. Further, in the current employment environment, the Company believes that equity incentives are a key component in attracting and motivating employees and help to better align the interests of the employees with those of the stockholders. In order to support its continued growth, the Company intends to hire additional employees at all levels during 1998. Additionally, in order to retain the services of its current employees as the Company matures, the Company believes that it will be necessary to grant additional options to current employees. The proposed amendment to the Plan will enable the Company to offer equity incentives to new employees and current employees and consultants. If the proposed amendment to the Plan is not approved by the stockholders of the Company, the Company will be unable to offer the equity incentives necessary to support the future growth plans of the Company.

        The Plan was originally adopted by the Board of Directors in May 1996. As of the Record Date, options to purchase an aggregate of 592,655 shares of the Company's Common Stock were outstanding under the Plan, with a weighted average exercise price of $18.67 per share, and 79,362 shares (excluding the 600,000 shares subject to stockholder approval at this Annual Meeting) were available for future grant. In addition, 11,933 shares have been issued upon exercise of stock options granted under the Plan. A copy of the Plan is attached to this Proxy Statement as Appendix A.

        The Plan authorizes the Board of Directors of the Company (the ''Board'') to grant stock options to eligible employees and consultants of the Company. The Plan is structured to allow the Board to create equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct and growth of the Company's business. The Board believes that the Plan is an essential tool to link the long-term interests of stockholders and employees and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders.


Summary of the Plan

        General.   The Plan authorizes the Compensation Committee (the
''Committee''), appointed by the Company's Board of Directors, to grant options and rights to purchase Common Stock. Options granted under the Plan may be either ''incentive stock options'' as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the ''Code''), or nonstatutory stock options, as determined by the Board or the Committee.

        Administration.   The Plan shall be administered by the Board or the
Committee (as applicable, the ''Administrator''), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. It is intended that the directors appointed to serve on the Committee shall be ''disinterested persons'' within the meaning of Rule16b-3 promulgated under the Securities Exchange Act of 1934 (''Rule 16b-3'') and ''outside directors'' within the meaning of Code Section 162(m) to the extent Rule 16b-3 and Code Section 162(m), respectively, are applicable; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to the Plan, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

        Eligibility.   Awards under the Plan may be made to such officers,
directors, and other salaried employees of the Company or its majority or wholly owned subsidiaries, and to such consultants to the Company (collectively, ''key persons''), as the Committee shall in its sole discretion select with consideration given to recommendations by senior management. However, only employees shall be eligible to receive awards of Incentive Stock Options. No options shall be granted under the Plan to individuals owning more than 10% of the Company's Stock.

        Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock.

        Terms and Conditions of Options.   Each option granted under the Plan
is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

        (a) Exercise Price.   The Board or the Committee determines the
exercise price of options at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and the exercise price under a nonstatutory option shall be determined by the administrator of the Plan. As the Company's Common Stock is listed on the Nasdaq, the fair market value is the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

        (b) Form of Consideration.   The means of payment for shares issued
upon exercise of an option is specified in each option agreement and generally may be made by cash, check, a full-recourse promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale or loan proceeds, by a combination thereof, or such other consideration and method of payment for the issuance of shares as determined by the Committee to the extent permitted under applicable laws.

        (c) Exercise of the Option.   Any option granted under the Plan shall
be exercisable at such times and under such conditions as determined by the Committee. The Committee may provide that any option granted under this Plan to any vice president or more senior executive officer will require that one or more financial or other targets based on the performance of the Company or of the individual must be satisfied as a further condition to the option becoming exercisable.

        (d) Termination of Employment or Consulting Relationship.   If a
grantee's employment or consulting relationship terminates for any reason other than death or disability, or, to the extent permitted by applicable law, dismissal for cause, the grantee (or his legal representative, if applicable) may exercise any outstanding option on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three (3) months after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement.

        (e) Permanent Disability.   If a grantee's employment or consulting
relationship with the Company is terminated as a result of his or her disability, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of termination of employment; and (b) exercise must occur by the earlier of the first anniversary of the date of such termination of employment or the expiration date of the award. Notwithstanding the foregoing, if the grantee holds an award intended to be an Incentive Stock Option and such disability is not a ''disability'' as defined in applicable provisions of the Code relating to incentive stock options, such Incentive Stock Option shall to the extent not then exercised automatically convert to a Nonqualified Stock Option on the day which is three months and one day following the date of such termination of employment.

        (f) Death. If a grantee dies while employed by, or consulting for the Company or any subsidiary, or after employment or consulting termination but during the period in which the grantee's awards are exercisable pursuant to the provisions of the Plan concerning such grantee's termination of employment, any outstanding option shall be exercisable on the following terms and conditions:
(a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, certain restrictions as set forth in the Plan.

        (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

        (h) Other Provisions.   The stock option agreement may contain such
terms, provisions and conditions that are inconsistent with the Plan as may be determined by the Committee.

        Adjustment Upon Changes in Capitalization, Corporate Transactions.   In
the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or right outstanding under the Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive.

        Amendment, Suspensions and Termination of the Plan.   The Board may
amend, suspend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (''Rule 16b-3'') or Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

        Federal Tax Information.   Options granted under the Plan may be either
''incentive stock options,'' as defined in Section 422 of the Code, or nonstatutory options.

        An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. Net capital gains on shares held between 12 and 18 months are currently taxed at a maximum federal rate of 28%. Net capital gains on shares held for more than 18 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

        All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held between 12 and 18 months are currently taxed at a maximum federal rate of 28%. Net capital gains on shares held for more than 18 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

        The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S
1996 STOCK INCENTIVE PLAN.


PROPOSAL THREE-RATIFICATION OF SELECTION OF INDEPENDENT
AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998 and has determined that it is desirable to submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of independent auditors is not required by the Company's By-laws or otherwise. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider the selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time.

        Deloitte & Touche LLP has served as independent auditors to the Company and its predecessor since 1993. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF DELOITTE & TOUCHE LLP AS INDEPENDENT
AUDITORS FOR THE COMPANY'S YEAR ENDING DECEMBER 31, 1998.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

        The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each director and nominee for director who owned shares as of that date, (ii) each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:



                                             SHARES
NAME AND ADDRESS OF                       BENEFICIALLY   PERCENT OF
BENEFICIAL OWNER(1)(2)                        OWNED      TOTAL(3)
----------------------------------------  -------------  ---------
Putnam Investments, Inc.(4)...............   1,558,223       13.5%
   One Post Office Square
   Boston, MA  02109
Pilgram Baxter & Associates Ltd. (5)......   1,139,400        9.9%
   825 Duportail Road
   Wayne, PA  19087
AIM Management Group, Inc. (7)............     875,600        7.4%
   1315 Peachtree Street, NE
   Atlanta, GA  30309
Franklin Resources, Inc. (8)..............     573,190        5.0%
   777 Mariners Idland Blvd., 6th Floor
   San Mateo, CA  94404
William N. Simon..........................     272,706        2.3%
James Fifield.............................      47,534          *
Michael Doyle.............................      40,334          *
Karl Heinz Salzburger.....................      20,000          *
Todd Katz.................................      12,026          *
Jack Boys.................................       5,117          *
Christopher F. Crawford...................       2,500          *
Robert P. Bunje...........................       1,000          *
Marsden S. Cason..........................         324          *
Tucker Hacking............................         200          *
All directors and executive officers
  as a group (10 persons).................     401,741        3.4%

-------------------------

 *  Less than 1%.
-------------------------
(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Unless otherwise indicated in these notes, the address of each of the persons named above is in care of the Company at 2013 Farallon Drive, San Leandro, California 94577.
(3)     11,543,759 shares of Common Stock were outstanding on the Record Date.
(4) Based solely on information contained in a Schedule 13G filed January 26, 1998.
(5)     Based solely on information contained in a Schedule 13G filed January
9,  1998.
(6) Based solely on information contained in a Schedule 13G filed February 11, 1998.
(7) Based solely on information contained in a Schedule 13G filed February 6, 1998.


EXECUTIVE OFFICER COMPENSATION

        The following table sets forth information regarding the annual compensation of the Company's Chairman, Chief Executive Officer, Chief Financial Officer and the additional four most highly compensated executive officers of the Company (collectively, the ''Named Executive Officers'') for fiscal 1997:


                           SUMMARY COMPENSATION TABLE


                                                                       Long Term
                                                                       Compensation
                                                                         Awards
                                                                       ----------
                                                              Other    Number of     All
                                                             Annual    Securities   Other
                                                             Compen-   Underlying  Compen-
Name and Principal Position   Year     Salary     Bonus     sation(1)   Options     sation
--------------------------- --------- --------- ---------   ---------  ---------- ----------
Marsden S. Cason.........       1997  $370,800  $147,949 (2)  $3,060      90,000       --
  Chairman                      1996   360,000    95,760 (3)   1,200        --         --
                                1995   360,000      --         1,200        --         --

William N. Simon............    1997   370,800   147,949 (2)   1,200      50,000       --
  President and CEO             1996   360,000    95,760 (3)   1,200        --         --
                                1995   360,000      --         1,200     701,707    $20,500 (4)

Karl Heinz Salzburger(5)        1997   138,716      --          --          --      164,366
  CEO of The North Face         1996      --        --          --        80,000       --
  (Europe) Ltd.                 1995      --        --          --          --         --


Christopher F. Crawford(6)..    1997    61,192    24,605 (2)     222      30,000       --
  Chief Financial Officer       1996      --        --          --          --         --
                                1995      --        --          --          --         --

Todd Katz(7)................    1997   160,000      --           864      37,000       --
  Vice President of Sales       1996      --        --          --          --      252,969
                                1995      --        --          --          --         --

Jack Boys...................    1997   154,500    46,350 (2)     856      12,000       --
  Vice President Marketing      1996   150,000    24,808 (3)    --        33,300       --
                                1995      --        --          --          --         --

Tucker Hacking..............    1997   150,000    45,000 (2)     756      12,000       --
  Vice President Product        1996   125,000    27,000 (3)     700       5,500       --
    Acquisition                 1995   125,000    15,750 (8)    --          --         --



----------------

(1)     Life insurance premiums.
(2)     Paid in 1998 for service in 1997.
(3)     Paid in 1997 for service in 1996.
(4)     Payment for unused vacation time.
(5) Mr. Salzburger became an employee of the Company on April 1, 1997. Mr. Salzburger's compensation includes director fees of $12,500 per month (for a total of 9 months) for services rendered as a director of The North Face (Europe) Ltd., usage of an automobile having an annual value of $8,710 and a hiring bonus of $43,312. Annual salary is $250,000. Certain portions of Mr. Salzburger's compensation are denominated in Italian Lira and are set forth above based on year end exchange rates.
(6) Mr. Crawford became an employee of the Company on August 29, 1997. Mr. Crawford's salary was paid in 1997 for service from date of hire to December 31, 1997. Annual salary is $185,000.
(7) Mr. Katz became an employee of the Company on January 1, 1997. Prior to becoming an employee, Mr. Katz was associated with the Company as the sole proprietor of a contracted sales agency. In 1997, the Company paid Mr. Katz $252,969 for activities performed in 1996. These payments represented gross revenue earned by Mr. Katz's sales agency. Similarly, the Company paid Mr. Katz $654,882 in 1996 and $210,567 in 1995.
(8)     Paid in 1996 for service in 1995.


Option Grants

        The following table provides information with respect to the stock option grants made to each Named Executive Officer during 1997:


                  Option Grants In Last Fiscal Year

                             -----------------------------------------------   Potential Realizable
                                             % of                               Value at Assumed
                              Number of     Total                              Annual Rates of Stock
                             Securities    Options    Exercise                Price Appreciation for
                             Underlying   Granted to    Price      Expir-        Option Term(2)
                               Options    Employees inPer Share     ation     -----------------------
            Name               Granted     Fiscal Year   (1)        Date          5%         10%
---------------------------- -----------  ----------  ---------  -----------  ----------- -----------
Marsden S. Cason(3).........     90,000        19.2     $20.88     12/17/07   $1,181,536  $2,994,244
William N. Simon(3).........     50,000        10.7      20.88     12/17/07      656,409   1,663,469
Karl Heinz Salzburger(3)....       --          --         --           --           --          --
Christopher F. Crawford(4)..     30,000         6.4      21.84     06/07/04      266,732     621,599
Todd Katz(5)................     37,000         7.9      18.22     06/07/04      291,958     687,371
Jack Boys(5)................     12,000         2.6      18.22     06/07/04       94,689     222,931
Tucker Hacking(5)...........     12,000         2.6      18.22     06/07/04       94,689     222,931

----------------

(1) All options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant.
(2) The potential realizable value through the expiration date of the options has been determined on the basis of the fair market value of the shares at the time the options were granted, compounded annually over the term of the option, net of exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.
(3) The options become exercisable on December 17, 2007 unless certain targets are met as determined by the Company's Board of Directors, in which case the options vest fully on December 17, 1998.
(4) The options become exercisable on June 7, 2004 unless certain financial targets are met as determined by the Company's Board of Directors, in which case the options vest one-quarter each year over four years beginning 1998. Such targets were met with respect to 1997, and one-quarter of such options shall vest in August 1998 according to the terms of the option schedule.
(5) The options become exercisable on June 7, 2004 unless certain financial targets are met as determined by the Company's Board of Directors, in which case the options vest one-quarter each year over 4 years beginning in 1998. Such targets were met with respect to 1997, causing one-quarter of the options to vest in January 1998.


Option Exercises and Value

        The following table summarizes the number of options exercised in 1997, the number of securities underlying unexercised options and the value of such options on an aggregated basis held by each Named Executive Officer at December 31, 1997:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                    Total Value
                                                                                    of Unexercised
                                                                                Value of Unexercised
                            Shares                    Number of Unexercised     In-the-Money Options
                           Acquired                 Options at Fiscal Year-End  at Fiscal Year-End(1)
                              on         Value      --------------------------  ---------------------------
Name                       Exercise   Realized (2)  Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------- ---------  ------------  ------------ -------------  ------------ --------------
Marsden S. Cason...........     --           --            --          90,000          --         $101,250
William N. Simon........... 220,000    $4,839,694       272,706        50,000    $5,692,438        $56,250
Karl Heinz Salzburger......     --           --          20,000        60,000        33,200         99,600
Christopher F. Crawford....     --           --            --          30,000          --           $4,800
Todd Katz..................     --           --           2,776        39,774        57,946        197,764
Jack Boys..................   8,326       121,194          --          36,974          --          432,727
Tucker Hacking.............     --           --          18,038        21,712       379,761        217,819


----------------

(1) Based on the difference between the closing market price of the Common Stock at December 31, 1997, which was $22.00, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the Common Stock.
(2) Based on the difference between the fair market value of the Common Stock at the date of exercise and the exercise price.


Employment and Other Agreements

        Christopher F. Crawford, the Company's Chief Financial Officer, is a party to an offer letter with the Company that set forth compensation levels, eligibility for merit-based increases and benefits, including eligibility to participate in the Company's stock incentive plans. The aforementioned letter specifies that employment with the Company is voluntary and can be terminated at any time by either party.

        Karl Heinz Salzburger, the Chief Executive Officer of The North Face (Europe) Limited, a subsidiary of the Company, is a party to an employment agreement, a director's agreement and an umbrella agreement with the Company and certain of its subsidiaries. Such agreements set forth various operating arrangements between the Company, its subsidiaries and Mr. Salzburger and set forth Mr. Salzburger's compensation arrangements, including salary, bonus and benefits. In addition, such agreements provide that, in the event of Mr. Salzburger's termination by the Company or its subsidiaries without cause, or in the event that Mr. Salzburger resigns for good reason (as defined in such agreements), Mr. Salzburger shall be entitled to severance payments in an amount of up to approximately $400,000.


Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors currently consists of Messrs. Doyle (Chairman), Bunje and Fifield. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

        The following report of the Compensation Committee and Performance Graph are not considered filed with the Securities and Exchange Commission and are not considered to be incorporated by reference into any filings with the Securities and Exchange Commission, whether the filing is made before or after the date of this Proxy Statement, and irrespective of any general language otherwise incorporating filings by the Company.


Compensation Committee Report on Executive Compensation

        The Compensation Committee (the ''Committee'') of the Company's Board of Directors currently consists of Messrs. Doyle (Chairman), Bunje and Fifield, each of whom is a non-employee director of the Company. The Committee was established in early 1996, and its members made recommendations concerning executive compensation matters to the Board of Directors during 1997.


        General Policies

        Executive compensation policies and decisions were conceived by the Board of Directors prior the Company's initial public offering in 1996. The policies and decisions for 1997 were based primarily upon goals of attracting and retaining executive officers who are motivated to contribute to the Company's growth and business objectives, and offering competitive compensation to these officers based upon their individual contributions and the overall performance of the Company. Compensation is offered in the form of base salaries intended to reflect competitive salaries at comparable companies, cash bonuses based primarily on corporate performance, and stock options intended to align the interests of executive officers and stockholders.

        Base salaries for the executive officers reflect the historic salary structure for the levels of executive responsibility at the Company and the recommendations of the Committee members as to appropriate salary levels and competitive factors, including salaries believed necessary to employ certain executive officers who joined the Company during 1997.

        Upon the recommendations of the Committee members, the Board of Directors approved cash bonuses to all of the Company's officers for 1997 based primarily upon the fact that the Company's 1997 earnings per share exceeded a target recommended by the Committee members and adopted by the Board of Directors. The Board of Directors also considered relative base salaries and each officer's individual performance in determining specific cash bonuses for 1997.

        All executive officers received grants of stock options in 1997. Individual grants in 1997 were allocated by the Board of Directors under the Company's 1996 Stock Incentive Plan as recommended by the Committee members, based on (i) goals of providing potential stock ownership in order to align the interests of management and stockholders and to motivate officers to achieve earnings per share and other goals set by the Company, (ii) individual and Company performance prior to the dates of grant in the case of officers employed prior to 1997, and (iii) overall cash compensation and potential stock ownership believed to be needed in the case of officers first employed by the Company in 1997. The exercise price of options granted under this plan was the fair market value of the underlying stock on the date of grant. The option agreements provide that options vest in 2004 if the individual is then employed, with earlier accelerated vesting on an annual basis based on certain criteria established by the Board of Directors.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation to the extent that more than $1 million is paid to any of its chief executive officer and four other most highly compensated executive officers employed at the end of any fiscal year. The Committee believes it unlikely that cash compensation paid for 1997 to any of these officers would exceed $1 million. The Committee does not expect that the limitation of Section 162(m) as now in effect will apply to awards of stock or stock options previously made to these individuals. The Committee may adopt a policy concerning this limitation when the Committee considers a policy to be necessary or appropriate.


        Compensation of CEO and President

        Marsden S. Cason (who served as Chief Executive Officer until February 1997 and is now Chairman and a director) and William N. Simon (who was appointed Chief Executive Officer in February 1997 in addition to his positions as President and a director) each received a base cash salary of $370,800 in 1997. The base salaries for these two officers were established by the Board of Directors under the policies described above. Each of these officers also earned a cash bonus for 1997 based on the cash bonus policies described above. In December 1997, Messrs. Cason and Simon were granted options to purchase 90,000 shares of Common Stock and 50,000 shares of Common Stock, respectively. The Board of Directors believes that these two officers made substantial contributions to increases in sales, income and earnings per share and otherwise strong performance by the Company in 1996 and 1997, and worked well as a team in continuing to build the Company's management depth and product lines. The Board of Directors exercised its judgment to determine the compensation for these officers based on the above factors and the policies described above.


COMPENSATION COMMITTEE


Michael Doyle
Robert P. Bunje
James Fifield


Performance Graph

        The following graph shows a comparison of cumulative returns for the Company's Common Stock, the Nasdaq National Market Composite Index, and the
S&P Textile (Apparel Manufacturers) Index beginning July 2, 1996, when the Company's Common Stock commenced public trading, and ending February 20, 1998. This information assumes investment of $100 at the beginning of that period in the Company's Common Stock at the initial public offering price of $14.00 and in these indexes, and assumes reinvestment of dividends where applicable. This information is not necessarily indicative of future price performance.



                                        Nasdaq
                                       National    S&P Textile
                            The         Market       (Apparel
Measurement Period      North Face    Composite    Manufacturers)
(Fiscal Year Covered)      Inc.         Index         Index
---------------------   -----------   ----------   ------------
Measurement Date
July 2. 1996               $100.00      $100.00        $100.00

Fiscal Year ended
December 31, 1996          $137.50      $108.80        $120.20

Fiscal Year ended
December 31, 1997          $157.14      $133.16        $128.88

February 20, 1998          $199.11      $146.94        $137.78



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (''SEC'') initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. SEC regulations require these persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no Forms 5 were required, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except as follows: (i) Messrs. Katz and Crawford each filed a Form 3, Initial Statement of Beneficial Ownership, approximately one and two weeks late, respectively; (ii) Mr. Doyle filed a Form 4, Statement of Changes in Beneficial Ownership, approximately one month late regarding a purchase of the Company's Common Stock and filed a Form 5 approximately one week late; and
(iii) Mr. Salzburger filed a Form 3 approximately  six weeks late.


DEADLINE FOR 1999 ANNUAL MEETING OF STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than November 6, 1998, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting. Proposals should be addressed to the Company's Secretary at its principal executive offices. The Company's By-laws provide additional advance notice and other requirements for stockholder proposals and for director candidates nominated by stockholders at an annual or special meeting of stockholders. A stockholder may obtain a copy of the Company's By-laws without charge upon written request to the Company's Secretary.


OTHER MATTERS

        The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.


By Order of the Board of Directors

LOGO
Christopher F. Crawford
Secretary

March 6, 1998






APPENDIX A


THE NORTH FACE, INC.

1996 STOCK INCENTIVE PLAN




ARTICLE I

GENERAL

1.1   Purpose

        The purpose of The North Face, Inc. 1996 Stock Incentive Plan (the ''Plan'') is to provide for officers and other employees (including directors whether or not employees) of, and consultants to, The North Face, Inc. (The ''Company'') an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.


1.2   Administration

        1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the ''Committee'') of the board of directors of the Company (the ''Board''), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. It is intended that the directors appointed to serve on the Committee shall be ''disinterested persons'' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (''Rule 16b-3'') and ''outside directors'' within the meaning of Code Section 162(m) to the extent Rule 16b-3 and Code
Section 162(m), respectively, are applicable; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

        1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

        1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

        1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

        1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

        1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term ''Committee'' as used herein shall be deemed to mean the Board.

1.3   Persons Eligible for Awards

        Awards under the Plan may be made to such officers, directors, and other salaried employees of the Company or its majority or wholly owned subsidiaries, and to such consultants to the Company (collectively, ''key persons''), as the Committee shall in its sole discretion select with consideration given to recommendations by senior management. However, only employees of the Company and its majority or wholly owned subsidiaries shall be eligible to receive awards of Incentive Stock Options defined in Section 1.4.

1.4   Types of Awards Under Plan

        Awards under the Plan may be granted, as determined in the discretion of the Committee, in the form of (i) stock options which are intended to qualify as incentive stock options (the ''Incentive Stock Options'') under
Section 422 of the Internal Revenue Code of 1986, as amended (the ''Code''), or (ii) nonqualified stock options (the ''Nonqualified Stock Options'') which are not intended to qualify as Incentive Stock Options. Awards shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option in the applicable Plan Agreement. All awards when granted are intended to be nonqualified stock options, unless the applicable Plan Agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options. The term ''award'' means any award of stock options under the Plan.

1.5   Shares Available for Awards

        1.5.1 Subject to Section 1.5.2, the total number of shares of common stock of the Company, par value $0.0025 per share (''Common Stock''), with respect to which awards may be granted pursuant to the Plan shall equal 1,283,950 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing any shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

        1.5.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number, subject to Section 1.5.1.

        1.5.3 Any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever (other than by reason of exercise), shall again become available for awards under the Plan. In any year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 400,000 shares of Common Stock.


1.6   Definitions of Certain Terms

        1.6.1 The ''Fair Market Value'' of a share of Common Stock on any day shall be the Fair Market Value of a share of Common Stock on such day as determined by the Committee; provided that the Fair Market Value of a share of Common Stock as of the date of adoption of the Plan shall be deemed to be nine dollars and sixty cents ($9.60) per share if the 1.11 for 1 stock split referred to in Section 1.5.1 is effected (or $10.66 per share prior to that stock split). The ''Fair Market Value'' of all or part of an option on any day shall be the product of (a) the number of shares for which such option (or part thereof) is then exercisable, multiplied by (b) the excess of the Fair Market Value of a share of Common Stock on such day over the exercise price with respect to such option.

        1.6.2 The term ''employment'' means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a consultant or otherwise.

        1.6.3 A grantee shall be deemed to have a ''termination of employment'' upon ceasing to be employed by the Company and any of its parent or subsidiary corporations or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

        1.6.4 The terms ''parent corporation'' and ''subsidiary corporation'' have the meanings given them in section 424(e) and (f) of the Code, respectively.


ARTICLE II

AWARDS UNDER THE PLAN

2.1   Agreements Evidencing Awards

        Each award granted under the Plan shall be evidenced by a written agreement (''Plan Agreement'') which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable, consistent with the terms of this Plan. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2   Grant of Stock Options

        2.2.1 During the term of the Plan specified in Section 3.10, the Committee may grant Incentive Stock Options and/or Nonqualified Stock Options to purchase shares of Common Stock from the Company, to such persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, except that, no options shall be granted under this Plan to any person (i) owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations), or (ii) owning more than ten percent (10%) of the Company's voting stock (as determined under federal income tax laws and regulations relating to Incentive Stock Options).

        2.2.2 Each Plan Agreement with respect to an option shall set forth the amount (the ''option exercise price'') payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion, provided that in no event shall it be less than the Fair Market Value of a share of Common Stock.

        2.2.3 No option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant, and the Committee in its sole discretion may grant options which may be exercised during terms of ten (10) years or less. Each Plan Agreement with respect to an option shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part, consistent with the requirements of this Section 2.2.3.


2.3   Exercise of Options

        Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

        2.3.1 Any option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Committee. In no case shall options be exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the option is granted, unless otherwise permitted by applicable law, except that the Committee may provide that any option granted under this Plan to any vice president or more senior executive officer will require that one or more financial or other targets based on the performance of the Company or of the individual must be satisfied as a further condition to the option becoming exercisable.

        2.3.2 Unless the applicable Plan Agreement otherwise provides, once an option (or portion thereof) becomes exercisable, such option (or portion) shall remain exercisable until exercise, expiration, cancellation or termination of the award, but in no event later than ten (10) years following the date of grant of such option.

        2.3.3 Unless the applicable Plan Agreement otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

        2.3.4 An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

        2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment, which shall be equal in amount to the exercise price of the portion of the option being exercised, shall consist of (a) cash, (b) certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (c) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine, (d) other shares which (i) have been owned by the grantee for the requisite period, if any, necessary to avoid a charge to the Company's earnings for financial reports purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, (e) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of shares as determined by the Committee to the extent permitted under applicable laws.

        2.3.6 Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may have exercised the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

        2.3.7 No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.


2.4   Termination of Employment; Death

        2.4.1 The provisions of Section 2.4 of this Plan shall apply unless an applicable Plan Agreement otherwise provides. Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or 2.4.4 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death). To the extent options held by a grantee are not exercisable on the date of any such termination, such options shall not thereafter become exercisable.

        2.4.2 If a grantee's employment terminates for any reason other than death or disability, or, to the extent permitted by applicable law, dismissal for cause, the grantee (or his legal representative, if applicable) may exercise any outstanding option on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three (3) months after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement.

        2.4.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of
Section 3.2 hereof.

        2.4.4 If a grantee's employment by the Company is terminated as a result of his or her disability, any outstanding option shall be exercisable on the following terms and conditions: (a)exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of termination of employment; and (b)exercise must occur by the earlier of the first anniversary of the date of such termination of employment or the expiration date of the award. Notwithstanding the foregoing, if the grantee holds an award intended to be an Incentive Stock Option and such disability is not a ''disability'' as defined in applicable provisions of the Code relating to incentive stock options, such Incentive Stock Option shall to the extent not then exercised automatically convert to a Nonqualified Stock Option on the day which is three months and one day following the date of such termination of employment.

2.5   Restrictions upon Option Shares

        In addition to such restrictions as may apply or be imposed upon shares acquired pursuant to awards under applicable state or federal securities laws, the Committee may in its sole discretion provide for one or more of the following: rights of first refusal, rights to repurchase shares following termination of employment, and other restrictions upon transfer, provided that any Plan Agreement permitting the Company to repurchase shares upon termination of employment shall provide, to the extent required by law, that the price paid upon such repurchase shall be cash equal to the higher of the original purchase price or fair value, and that such repurchase right must be exercised within ninety (90) days after termination of employment.

2.6   Special Incentive Stock Option Requirement

        In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an Incentive Stock Option, the grantee of such option must be, at all times during the period beginning as of the date of grant and ending on the date three (3) months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations, or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.


ARTICLE III

MISCELLANEOUS

3.1   Amendment of the Plan; Modification of Awards

        3.1.1 The Board may from time to time, without stockholder approval, suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any of the grantee's rights or materially increase any of the grantee's obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee merely because of such alteration or effect. Furthermore, except as and to the extent otherwise permitted by
Section 1.5.2, no such amendment shall, without stockholder approval, (i) materially increase the benefits accruing to grantees under the Plan, (ii) materially increase, beyond the amounts set forth in Section 1.5.1 the number of shares of Common Stock in respect of which awards may be granted under the Plan or increase the number of shares of Common Stock in respect of which options may be granted in any year under Section 1.5.3, (iii) materially modify the designation of Section 1.3 of the class of persons eligible to receive awards under the Plan, (iv) provide for the grant of stock options having an option exercise price per share of Common Stock less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, (v) permit a stock option to be exercisable more than ten
(10) years after the date of grant, or (vi) extend the term of the Plan beyond the period set forth in Section 3.10.

        3.1.2 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award may be exercised, (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, (c) extend the scheduled expiration date of the award, or (d) cancel any Plan Agreement with or without substituting a new Plan Agreement therefor. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).


3.2   Restrictions

        3.2.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder, or the taking of any other action hereunder (each such action being hereinafter referred to as a ''Plan Action''), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

        3.2.2 The term ''Consent'' as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (b) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (c) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(d) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any affiliate.


3.3   Nonassignability

        No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee.


3.4   Withholding Taxes

        3.4.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

        3.4.2 Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the ''Tax Date''). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.


3.5   Right of Discharge Reserved

        Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.


3.6   Nature of Payments

        3.6.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

        3.6.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.


3.7   Non-Uniform Determinations

        The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.3.


3.8   Other Payments or Awards

        Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.


3.9   Section Headings

        The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.


3.10   Effective Date and Term of Plan

        The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. No award under the Plan shall be exercisable until the Plan is approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is so adopted by the Board of Directors. The term of the Plan shall end on the tenth anniversary of the Plan's effective date.


3.11   Information to Grantees

        To the extent required by law, the Company shall provide to each grantee of an award, during the period for which such grantee has one or more options granted hereunder outstanding, and to each stockholder who has purchased shares of stock pursuant to such awards, copies of consolidated financial statements of the Company no less frequently than annually.


3.12   Governing Law

        All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                         THE NORTH FACE, INC.
                PROXY for Annual Meeting of Stockholders
                      To be Held March 31, 1998
   THIS PROXY IS SOLICITED ON BEHALF OF THE  BOARD OF DIRECTORS

The undersigned stockholder of THE NORTH FACE, INC., a Delaware corporation, hereby acknowledges receipt of (1) the Notice of Annual Meeting of Stockholders and (2) the Proxy Statement, both dated March 6, 1998, and hereby appoints William N. Simon and Christopher F. Crawford, and each of them. proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of THE NORTH FACE, INC. to be held at the Company;s principle executive offices located at 2013 Farallon Drive, San Leandro, California, on March 31, 1998 at 9:00 a.m., local time, and at an adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse.


                        (Continued on Reverse Side)

[x in box]   Please mark your votes as in this example.

                                       WITHHOLD
1. To elect two                FOR     AUTHORITY       The Board of Directors
   (2) Class II                      to vote for all   has nominated the
   directors of the Company,         nominees listed   following incumbent Class
   each to hold office for a                           II Directors:
   three year term.                                    James Fifield
                                                       William N. Simon
                               / /        / /

     For, except vote withheld from the following nominee(s): _________________

2. To vote upon an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Company Common Stock authorized thereunder by 600,000 shares to 1,283,950 shares.

                          FOR     AGAINST   ABSTAIN
                          / /       / /       / /


3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its year ending December 31, 1998.

                          FOR     AGAINST   ABSTAIN
                          / /       / /       / /

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ABOVE-MENTIONED ITEMS.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR DOMESTIC MAILING.

PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING.  / /

___________________   _________  By:______________  Title:__________  Dated:____
Name of Stockholder   Signature    (if applicable)    (if applicable)


Note: (This proxy should be marked, dated, signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)